Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2018 RESULTS; AND PROVIDES FISCAL YEAR 2019 GUIDANCE
RUTLAND, VERMONT (February 21, 2019) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three and twelve month periods ended December 31, 2018. The Company also provided guidance for the fiscal year ending December 31, 2019.
Highlights for the Three and Twelve Months Ended December 31, 2018:

•
Revenues were $174.7 million for the quarter, up $23.5 million, or 15.5%, from the same period in 2017. Revenues were $660.7 million for the fiscal year, up $61.4 million, or 10.2%, from fiscal year 2017.

•	Overall solid waste pricing for the quarter was up 4.5%, driven by strong collection pricing, up 5.6%, and robust landfill pricing, up 3.7%, from the same period in 2017.

•
Net loss was $(13.7) million for the quarter, as compared to net income of $20.0 million for the same period in 2017. Net income was $6.4 million for the fiscal year, as compared to net loss of $(21.8) million in fiscal year 2017.

•
Adjusted Net Income Attributable to Common Stockholders* was $4.1 million for the quarter, as compared to $4.6 million for the same period in 2017. Adjusted Net Income Attributable to Common Stockholders was $27.2 million for the fiscal year, as compared to $28.7 million in fiscal year 2017.

•
Adjusted EBITDA* was $33.8 million for the quarter, up $3.6 million, or 12.0%, from the same period in 2017. Adjusted EBITDA was $138.0 million for the fiscal year, up $9.0 million, or 7.0%, from fiscal year 2017.

•	Net cash provided by operating activities was $120.8 million for the fiscal year, up $13.3 million, or 12.4%, from fiscal year 2017.

•	Normalized Free Cash Flow* was $47.1 million for the fiscal year, up $8.3 million, or 21.3%, from fiscal year 2017.
“We had a strong operational quarter and a great year, as we continued to execute well against our key strategies as part of our 2021 plan,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “We remain focused on driving cash flow growth by increasing landfill returns, improving collection profitability, creating incremental value through resource solutions, using technology to drive profitable growth and efficiencies, and efficiently allocating capital for strategic growth.”
“We continued to make substantial progress ramping up our strategic growth initiative in 2018, with the acquisition of 10 businesses with roughly $77 million of annualized revenues," Casella said. "We have built strong process and discipline in our acquisition approach, and we plan to remain focused on acquiring well run businesses in strategic markets that will drive additional internalization to our landfills and leverage operating synergies. We expect revenue growth of approximately 5.5% in 2019 from the roll-over impact of acquisitions completed in 2018. Further, our acquisition pipeline remains robust entering 2019, and we believe that we are well positioned to again surpass our target to acquire or develop $20 million to $40 million of annualized revenues in 2019.”
“Given the strength of our cash flow growth and our robust acquisition activity to date, we are on track to outpace our Normalized Free Cash Flow growth targets set as part of our 2021 plan,” Casella said. “We are increasing our Normalized Free Cash Flow target range for fiscal year 2021 to between $65 million and $70 million, or roughly 10% to 15% per year of growth.”
“During 2018, strong operating performance in our integrated solid waste, customer solutions and organics operations more than offset the significant commodity pricing headwinds in our recycling business,” Casella said. “Our disciplined solid waste pricing programs continue to drive significant value, with collection pricing up 5.6% and landfill pricing up 3.7% year-over-year in the fourth quarter. Solid waste volumes were flat year-over-year in the fourth quarter, or up 0.5% excluding the negative volume headwind resulting from a fire related business interruption at a transfer station.”
“Our team has done a great job over the last several years working to off-take risk across our business, including recycling commodity pricing risk,” Casella said. “As recycled paper and cardboard commodity prices stabilized over the last six months, our trailing SRA fee and revenue share contracts, where applied, are now fully recovering lower commodity prices. Despite our average commodity revenue per ton being down roughly 18% year-over-year in the fourth quarter, our efforts to improve our recycling business model, reset pricing on legacy contracts, and reduce contamination all contributed to increasing operating income $0.7 million in the recycling business year-over-year in the fourth quarter. Looking forward to 2019, we expect recycling results to improve further as several third-party recycling processing contracts will reset over the next six months.”
For the fourth quarter, revenues were $174.7 million, up $23.5 million, or 15.5%, from the same period in 2017, with revenue growth mainly driven by robust collection, higher cost recovery fees, acquisition activity, and higher volumes in the organics and customer solutions lines-of-business, partially offset by lower recycling commodity pricing and volumes.
Net loss was $(13.7) million, or $(0.32) per diluted common share, as compared to net income of $20.0 million, or $0.46 per diluted common share for the same period in 2017. Adjusted Net income Attributable to Common Stockholders was $4.1 million, or $0.09 of Adjusted Diluted Earnings Per Common Share*, for the fourth quarter, compared to Adjusted Net Income Attributable to Common Stockholders of $4.6 million, or $0.11 of Adjusted Diluted Earnings Per Common Share, for the same period in 2017.
The fourth quarter included: a $15.8 million Southbridge Landfill closure charge, $0.9 million of expense from acquisition activities and other items, and a $1.1 million impairment charge for the Company’s investment in RecycleRewards, Inc. The same period in 2017 included a $(16.1) million benefit from U.S tax reform; partially offset by $0.3 million Southbridge Landfill closure charge, $0.2 million of expense from acquisition activities and other items, and $0.2 million of tax effect.
Operating loss was $(5.1) million for the fourth quarter, as compared to operating income of $9.9 million for the same period in 2017. Adjusted Operating Income* was $11.6 million for the fourth quarter, up $1.3 million from the same period in 2017.
For the fiscal year, revenues were $660.7 million, up $61.4 million, or 10.2%, from fiscal year 2017, with revenue growth mainly driven by robust collection and disposal pricing, higher solid waste volumes, higher cost recovery fees, acquisition activity, and higher volumes in the organics and customer solutions lines-of-business, partially offset by lower recycling commodity pricing and volumes.
Net income was $6.4 million, or $0.15 per diluted common share, as compared to net loss of $(21.8) million, or $(0.52) per diluted common share, for fiscal year 2017. Adjusted Net Income Attributable to Common Stockholders was $27.2 million, or $0.61 of Adjusted Diluted Earnings Per Common Share, for the fiscal year, compared to Adjusted Net Income Attributable to Common Stockholders of $28.7 million, or $0.67 of Adjusted Diluted Earnings Per Common Share, for fiscal year 2017.
Operating income was $39.7 million for the fiscal year, as compared to operating loss of $(12.6) million in fiscal year 2017. Adjusted Operating Income was $52.1 million for the fiscal year, down $(0.7) million from fiscal year 2017.
2019 Outlook
“Our fiscal year 2019 budget is on track with the fiscal year 2021 strategic plan that we first introduced in August 2017, and reflects continued execution of our key strategies with the goal of driving additional shareholder value," Casella said. “We expect strong growth again in 2019 despite the closure of the Southbridge Landfill in November 2018, driven by continued pricing execution, ramping up of tons at our landfills in New York, the roll-over impacts of acquisitions completed in 2018, and improvements in our recycling business as several legacy recycling contracts reset to further shift commodity risk to our customers and increase processing fees.”
The Company provided guidance for the fiscal year ending December 31, 2019 by estimating results in the following ranges:

•	Revenues between $710 million and $725 million (as compared to $660.7 million in fiscal year 2018);

•	Net income between $34 million and $38 million (as compared to $6.4 million in fiscal year 2018);

•	Adjusted EBITDA between $152 million and $156 million (as compared to $138.0 million in fiscal year 2018);

•	Net cash provided by operating activities between $119 million and $123 million (as compared to $120.8 million in fiscal year 2018); and

•	Normalized Free Cash Flow between $51 million and $55 million (as compared to $47.1 million in fiscal year 2018).
Adjusted EBITDA and Normalized Free Cash Flow related to the fiscal year ending December 31, 2019 are described in the Reconciliation of 2019 Outlook Non-GAAP Measures section of this press release. Net income and Net cash provided by operating activities are provided as the comparable GAAP measures to Adjusted EBITDA and Normalized Free Cash Flow, respectively, however these forward looking estimates for fiscal year 2019 do not contemplate any unanticipated or non-recurring impacts.
The Company provided the following assumptions that are built into its outlook:

•	Overall the Company expects revenue growth of between 7.5% and 9.7% in fiscal year 2019.

•
In the solid waste business, revenue growth of between 10.0% and 12%, with price growth from 3.5% to 4.5%, volume growth from 0.0% to 1.0%, 7.5% growth from acquisitions already completed, and roughly a 2.0% headwind from the Southbridge Landfill closure.

•	In the recycling business, overall revenue growth of between 2.0% and 5.0%, mainly driven by slightly higher recycling commodity prices, higher processing fees, and neutral to slightly higher volumes.

•	In the Other segment, overall revenue growth of between 1.0% and 2.0%, with growth in the industrial segment for the Customer Solutions group and higher volumes in the Organics group.

•
The budget includes approximately 5.5% revenue growth from the roll-over impact of acquisitions completed during fiscal year 2018, but does not include any acquisitions that have not yet been completed.

•
Capital expenditures of approximately $83 million, with roughly $8.5 million of non-recurring capital associated with acquisition integration and recycling facility upgrades. Payments on operating lease contracts of approximately $6.0 million.

•
Net cash provided by operating activities will be negatively impacted in 2019 as we plan to spend $13.5 million on landfill closure, site improvement and remediation expenditures associated with the Southbridge landfill closure and Potsdam remediation project.

•	No material changes in the regional economy from the last 12 months.
Conference call to discuss quarter and fiscal year results
The Company will host a conference call to discuss these results on Friday, February 22, 2019 at 9:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time (Conference ID 7499363). The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.
A replay of the call will be available on the Company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 7499363).
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.
*Non-GAAP Financial Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, the Southbridge Landfill closure charge, net, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP financial measure.
The Company also discloses earnings before interest and taxes, adjusted for the Southbridge Landfill closure charge, net, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP financial measure.
The Company also discloses net (loss) income attributable to common stockholders, adjusted for the U.S. tax reform impact, the Southbridge Landfill closure charge, net, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, impacts from divestiture transactions, losses on debt modifications, as well as impairment of investments ("Adjusted Net Income Attributable to Common Stockholders"), which is a non-GAAP financial measure.

The Company also discloses Adjusted Diluted Earnings Per Common Share, which is Adjusted Net Income Attributable to Common Stockholders divided by Adjusted Diluted Weighted Average Shares Outstanding, which includes the dilutive effect of options and restricted / performance stock units.
The Company also discloses net cash provided by operating activities, less capital expenditures, less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, plus (less) contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses Free Cash Flow plus certain cash outflows associated with landfill closure, site improvement and remediation expenditures, plus certain cash outflows associated with new contract and project capital expenditures, (less) plus cash (inflows) outflows associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions (“Normalized Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses net cash provided by operating activities, plus changes in assets and liabilities, net of effects of acquisitions and divestitures, gains on sale of property and equipment, environmental remediation charges, losses on debt extinguishment, stock based compensation expense, the Southbridge Landfill closure charge, net, interest expense, cash interest expense, provisions for income taxes, net of deferred taxes and adjustments as allowed by the Company's credit facility agreement ("Consolidated EBITDA") and total long-term debt and capital leases, less unencumbered cash and cash equivalents in excess of $2.0 million ("Consolidated Funded Debt, Net" and, divided by Consolidated EBITDA, the "Consolidated Net Leverage Ratio"), which are non-GAAP measures.
Adjusted EBITDA and Adjusted Operating Income are reconciled to net (loss) income; Adjusted Net Income Attributable to Common Stockholders is reconciled to net (loss) income; Adjusted Diluted Earnings Per Common Share is reconciled to diluted earnings per common share; Free Cash Flow, Normalized Free Cash Flow and Consolidated EBITDA are reconciled to net cash provided by operating activities; and Consolidated Funded Debt, Net is reconciled to total long-term debt and capital leases.
The Company presents Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP financial measures to further understand its “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio presented by other companies.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, our financial performance; financial condition; operations and services; prospects; growth; strategies; and guidance for fiscal year 2019, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-

looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements. Such risks and uncertainties include or relate to, among other things: new policies adopted by China as part of its “National Sword” program that will restrict imports of recyclable materials into China and have had a material impact on the Company’s financial results; the planned capping and closure of the Southbridge Landfill and the pending litigation relating to the Southbridge Landfill, and the lawsuit relating to the North Country Landfill could result in material unexpected costs; adverse weather conditions may negatively impact the Company's revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company's need to service its indebtedness may limit its ability to invest in its business; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside the Company's control; the Company may be required to incur capital expenditures in excess of its estimates; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may be unable to achieve its acquisition or development targets on favorable pricing or at all; and the Company may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company's Form 10-K for the fiscal year ended December 31, 2017, and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2018	2017	2018	2017
	Unaudited
Revenues	$174,724	$151,223	$660,660	$599,309
Operating expenses:
Cost of operations	121,760	104,227	453,291	405,188
General and administration	22,431	20,855	84,791	79,243
Depreciation and amortization	18,936	15,795	70,508	62,102
Southbridge Landfill closure charge, net	15,793	316	8,054	65,183
Expense from acquisition activities and other items	942	176	1,872	176
Contract settlement charge	—	—	2,100	—
Development project charge	—	—	311	—
	179,862	141,369	620,927	611,892
Operating (loss) income	(5,138)	9,854	39,733	(12,583)
Other expense (income):
Interest expense, net	6,835	6,015	26,021	24,887
Loss on debt extinguishment	—	—	7,352	517
Impairment of investments	1,069	—	1,069	—
Other income	(149)	(368)	(745)	(935)
Other expense, net	7,755	5,647	33,697	24,469
(Loss) income before income taxes	(12,893)	4,207	6,036	(37,052)
Provision (benefit) for income taxes	783	(15,814)	(384)	(15,253)
Net (loss) income	$(13,676)	$20,021	$6,420	$(21,799)
Basic weighted average common shares outstanding	42,936	42,033	42,688	41,846
Basic earnings per common share	$(0.32)	$0.48	$0.15	$(0.52)
Diluted weighted average common shares outstanding	42,936	43,394	44,168	41,846
Diluted earnings per common share	$(0.32)	$0.46	$0.15	$(0.52)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS	December 31, 2018	December 31, 2017
CURRENT ASSETS:
Cash and cash equivalents	$4,007	$1,995
Accounts receivable - trade, net	74,937	65,953
Other current assets	18,149	16,432
Total current assets	97,093	84,380
Property, plant and equipment, net	404,577	361,547
Goodwill	162,734	122,605
Intangible assets, net	34,767	8,149
Restricted assets	1,248	1,220
Cost method investments	11,264	12,333
Deferred income taxes	9,594	11,567
Other non-current assets	11,133	13,148
Total assets	$732,410	$614,949
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$2,298	$4,926
Accounts payable	57,289	47,081
Other accrued liabilities	51,910	36,562
Total current liabilities	111,497	88,569
Long-term debt and capital leases, less current maturities	542,001	477,576
Other long-term liabilities	94,744	86,666
Total stockholders' deficit	(15,832)	(37,862)
Total liabilities and stockholders' deficit	$732,410	$614,949

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Fiscal Year Ended December 31,
	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$6,420	$(21,799)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	70,508	62,102
Depletion of landfill operating lease obligations	9,724	9,646
Interest accretion on landfill and environmental remediation liabilities	5,708	4,482
Amortization of debt issuance costs and discount on long-term debt	2,449	2,692
Stock-based compensation	8,445	6,432
(Gain) loss on sale of property and equipment	(492)	49
Southbridge Landfill non-cash closure charge (1)	16,179	63,526
Southbridge Landfill insurance recovery for investing activities	(3,506)	—
Non-cash expense from acquisition activities and other items	757	—
Developmental project charge	311	—
Loss on debt extinguishment	7,352	517
Impairment of investments	1,069	—
Deferred income taxes	1,250	(15,525)
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(5,340)	(4,584)
Net cash provided by operating activities	120,834	107,538
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(88,918)	(5,056)
Additions to property, plant and equipment	(73,232)	(64,862)
Payments on landfill operating lease contracts	(7,415)	(7,240)
Proceeds from Southbridge Landfill insurance recovery for investing activities	3,506	—
Proceeds from sale of property and equipment	870	711
Proceeds from property insurance settlement	992	—
Net cash used in investing activities	(164,197)	(76,447)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	634,700	185,500
Principal payments on long-term debt	(584,223)	(216,966)
Payments of debt issuance costs	(5,573)	(1,452)
Proceeds from the exercise of share based awards	471	1,278
Net cash provided by (used in) financing activities	45,375	(31,640)
Net increase (decrease) in cash and cash equivalents	2,012	(549)
Cash, cash equivalents and restricted cash, beginning of period	1,995	2,544
Cash, cash equivalents and restricted cash, end of period	$4,007	$1,995
Supplemental Disclosure of Cash Flow Information:
Cash interest	$23,523	$25,029
Cash income taxes, net of refunds	$105	$146
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Non-current assets acquired through long-term obligations	$7,092	$3,564

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)
Note 1: Southbridge Landfill Closure Charge, Net
In June 2017, the Company initiated its plan to cease operations of its Subtitle D landfill in Southbridge, Massachusetts ("Southbridge Landfill"). Accordingly, in fiscal years 2018 and 2017, we recorded charges associated with the closure of our Southbridge Landfill as follows:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2018	2017	2018	2017
Asset impairment charge (1)	$—	$—	$—	$47,999
Project development charge (2)	—	—	—	9,149
Environmental remediation charge (3)	—	—	—	6,379
Contract settlement charge (4)	8,724	—	8,724	—
Landfill closure project charge (5)	6,012	—	6,012	—
Charlton settlement charge (6)	—	—	1,216	—
Legal and transaction costs (7)	1,057	316	2,102	1,656
Recovery on insurance settlement (8)	—	—	(10,000)	—
Southbridge Landfill closure charge, net	$15,793	$316	$8,054	$65,183

(1)
The Company performed a test of recoverability under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 360, which indicated that the carrying value of our asset group that includes the Southbridge Landfill was no longer recoverable and, as a result, the asset group was assessed for impairment with an impairment charge allocated to the long-lived assets of the Southbridge Landfill in accordance with FASB ASC 360.

(2)	The Company wrote-off deferred costs associated with Southbridge Landfill permitting activities no longer deemed viable.

(3)	The Company recorded an environmental remediation charge associated with the installation of a municipal waterline.

(4)
The Company recorded a contract settlement charge associated with the closure of Southbridge Landfill and the remaining future obligations due to the Town of Southbridge under the landfill operating agreement with the Town of Southbridge.

(5)	The Company recorded a landfill closure project charge associated with increased costs under the revised closure plan at our Southbridge Landfill.

(6)	The Company established a reserve associated with settlement of the Town of Charlton's claim against us.

(7)	The Company incurred legal and other transaction costs associated with various matters as part of the Southbridge Landfill closure.

(8)	The Company recorded a recovery on an environmental insurance settlement associated with the Southbridge Landfill closure.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(Unaudited)
(In thousands, except for per share data)

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income from Net (loss) income:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2018	2017	2018	2017
Net (loss) income	$(13,676)	$20,021	$6,420	$(21,799)
Net (loss) income margin	(7.8)%	13.2%	1.0%	(3.6)%
Provision (benefit) for income taxes	783	(15,814)	(384)	(15,253)
Other income	(149)	(368)	(745)	(935)
Impairment of investments	1,069	—	1,069	—
Loss on debt extinguishment	—	—	7,352	517
Interest expense, net	6,835	6,015	26,021	24,887
Expense from acquisition activities and other items	942	176	1,872	176
Southbridge Landfill closure charge, net	15,793	316	8,054	65,183
Contract settlement charge	—	—	2,100	—
Development project charge	—	—	311	—
Depreciation and amortization	18,936	15,795	70,508	62,102
Depletion of landfill operating lease obligations	1,897	2,812	9,724	9,646
Interest accretion on landfill and environmental remediation liabilities	1,417	1,277	5,708	4,482
Adjusted EBITDA	$33,847	$30,230	$138,010	$129,006
Adjusted EBITDA margin	19.4%	20.0%	20.9%	21.5%
Depreciation and amortization	(18,936)	(15,795)	(70,508)	(62,102)
Depletion of landfill operating lease obligations	(1,897)	(2,812)	(9,724)	(9,646)
Interest accretion on landfill and environmental remediation liabilities	(1,417)	(1,277)	(5,708)	(4,482)
Adjusted Operating Income	$11,597	$10,346	$52,070	$52,776
Adjusted Operating Income margin	6.6%	6.8%	7.9%	8.8%

Following is a reconciliation of Adjusted Net Income Attributable to Common Stockholders from Net (loss) income:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2018	2017	2018	2017
Net (loss) income	$(13,676)	$20,021	$6,420	$(21,799)
U.S. tax reform impact	—	(16,089)	—	(16,089)
Loss on debt extinguishment	—	—	7,352	517
Impairment of investments	1,069	—	1,069	—
Developmental project charge	—	—	311	—
Expense from acquisition activities and other items	942	176	1,872	176
Contract settlement charge	—	—	2,100	—
Southbridge Landfill closure charge, net	15,793	316	8,054	65,183
Tax effect (i)	13	206	(16)	752
Adjusted Net Income Attributable to Common Stockholders	$4,141	$4,630	$27,162	$28,740
Diluted weighted average common shares outstanding	42,936	43,394	44,168	41,846
Dilutive effect of options and other stock awards	1,547	—	—	1,182
Adjusted Diluted Weighted Average Common Shares Outstanding*	44,483	43,394	44,168	43,028
Adjusted Diluted Earnings Per Common Share	$0.09	$0.11	$0.61	$0.67

(i)	The aggregate tax effect of the adjustments, including the impact of deferred tax adjustments.

Following is a reconciliation of Adjusted Diluted Earnings Per Common Share from Diluted earnings per common share:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2018	2017	2018	2017
Diluted earnings per common share	$(0.32)	$0.46	$0.15	$(0.52)
U.S. tax reform impact	—	(0.36)	—	(0.39)
Loss on debt extinguishment	—	—	0.16	0.01
Impairment of investments	0.02	—	0.02	—
Development project charge	—	—	0.01	—
Southbridge Landfill closure charge, net	0.37	0.01	0.18	1.55
Contract settlement charge	—	—	0.05	—
Expense from acquisitions and other items	0.02	—	0.04	—
Tax effect	—	—	—	0.02
Adjusted Diluted Earnings Per Common Share	$0.09	$0.11	$0.61	$0.67
Following is a reconciliation of Free Cash Flow and Normalized Free Cash Flow from Net cash provided by operating activities:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$30,917	$28,438	$120,834	$107,538
Capital expenditures	(21,391)	(21,450)	(73,232)	(64,862)
Payments on landfill operating lease contracts	(2,409)	(3,509)	(7,415)	(7,240)
Proceeds from sale of property and equipment	261	54	870	711
Proceeds from property insurance settlement	—	—	992	—
Free Cash Flow	$7,378	$3,533	$42,049	$36,147
Contract settlement costs (i)	—	—	2,100	—
Landfill closure, site improvement and remediation expenditures (ii)	912	599	(2,827)	2,182
Cash outflows related to acquisitions and other items (iii)	640	—	1,329	—
Non-recurring capital expenditures (iv)	824	287	4,402	469
Normalized Free Cash Flow	$9,754	$4,419	$47,053	$38,798

(i)	Includes a contract settlement cash outflow associated with exiting a contract.

(ii)
Includes cash inflows and cash outflows associated with the Southbridge Landfill closure. This includes $6,494 of the $10,000 recovery of the environmental insurance settlement and excludes $3,506 pertaining to the recovery of cash flows from investing activities.

(iii)	Includes cash outflows associated with acquisition activities and other items.

(iv)	Includes capital expenditures related to acquisitions or assumption of new customers from a distressed or defunct market participant.

Following is the Consolidated Net Leverage Ratio* and the reconciliations of Consolidated Funded Debt, Net* from long-term debt and capital leases and Consolidated EBITDA* from Net cash provided by operating activities:

	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2018
Consolidated Net Leverage Ratio (i)	3.62	4.75

(i)
The Company's credit facility agreement requires it to maintain a maximum leverage ratio, to be measured at the end of each fiscal quarter ("Consolidated Net Leverage Ratio"). The Consolidated Net Leverage Ratio is calculated as consolidated long-term debt and capital leases, net of unencumbered cash and cash equivalents in excess of $2,000 ("Consolidated Funded Debt, Net", calculated at $553,242 as of December 31, 2018, or $555,249 of consolidated funded debt less $2,007 of cash and cash equivalents in excess of $2.0 million as of December 31, 2018), divided by Consolidated EBITDA. Consolidated EBITDA is based on operating results for the twelve months preceding the measurement date of December 31, 2018. A reconciliation of Net cash provided by operating activities to Consolidated EBITDA is as follows:

Twelve Months Ended December 31, 2018
Net cash provided by operating activities	$120,834
Changes in assets and liabilities, net of effects of acquisitions and divestitures	5,340
Gain on sale of property and equipment	492
Non-cash expense from acquisition activities and other items	(757)
Developmental project charge	(311)
Loss on debt extinguishment	(7,352)
Impairment of investments	(1,069)
Stock based compensation	(8,445)
Southbridge Landfill non-cash closure charge	(16,179)
Southbridge Landfill insurance recovery for investing activities	3,506
Interest expense, less amortization of debt issuance costs	23,845
Provision for income taxes, net of deferred income taxes	(1,634)
Adjustments as allowed by the credit agreement	34,688
Consolidated EBITDA	$152,958

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF 2019 OUTLOOK NON-GAAP MEASURES
(Unaudited)
(In thousands)

Following is a reconciliation of the Company's anticipated Adjusted EBITDA from anticipated Net income for the fiscal year ending December 31, 2019:

(Anticipated) Fiscal Year Ending December 31, 2019
Net income	$34,000 - $38,000
Provision for income taxes	1,000
Interest expense, net	26,000
Depreciation and amortization	76,000
Depletion of landfill operating lease obligations	10,000
Interest accretion on landfill and environmental remediation liabilities	5,000
Adjusted EBITDA	$152,000 - $156,000
Following is a reconciliation of the Company's anticipated Free Cash Flow and anticipated Normalized Free Cash Flow from anticipated Net cash provided by operating activities:

(Anticipated) Fiscal Year Ending December 31, 2019
Net cash provided by operating activities	$119,000 - $123,000
Capital expenditures	(83,000)
Payments on landfill operating lease contracts	(6,000)
Free Cash Flow	$30,000 - $34,000
Landfill closure, site improvement and remediation expenditures (i)	13,500
Non-recurring capital expenditures (ii)	8,500
Normalized Free Cash Flow	$52,000 - $56,000

i.	Includes cash inflows and cash outflows associated with the Southbridge landfill closure and the Potsdam, New York environmental site remediation.

ii.	Includes capital expenditures related to acquisitions, development projects, and other non-recurring items.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)
Amounts of total revenues attributable to services provided for the three and twelve months ended December 31, 2018 and 2017 are as follows:

	Three Months Ended December 31,
	2018	% of Total Revenues	2017	% of Total Revenues
Collection	$82,768	47.4%	$67,502	44.6%
Disposal	44,893	25.7%	41,739	27.6%
Power generation	1,115	0.6%	1,254	0.8%
Processing	1,327	0.8%	1,699	1.1%
Solid waste operations	130,103	74.5%	112,194	74.1%
Organics	13,915	7.9%	9,934	6.6%
Customer solutions	19,149	11.0%	15,994	10.6%
Recycling	11,557	6.6%	13,101	8.7%
Total revenues	$174,724	100.0%	$151,223	100.0%

	Fiscal Year Ended December 31,
	2018	% of Total Revenues	2017	% of Total Revenues
Collection	$303,418	45.9%	$263,688	44.0%
Disposal	181,110	27.4%	160,073	26.7%
Power generation	5,129	0.8%	5,375	0.9%
Processing	7,174	1.1%	7,994	1.3%
Solid waste operations	496,831	75.2%	437,130	72.9%
Organics	54,174	8.2%	39,815	6.7%
Customer solutions	67,464	10.2%	60,057	10.0%
Recycling	42,191	6.4%	62,307	10.4%
Total revenues	$660,660	100.0%	$599,309	100.0%

Components of revenue growth for the three months ended December 31, 2018 compared to the three months ended December 31, 2017 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$3,779	5.6%	3.4%	2.5%
Disposal	1,309	3.1%	1.1%	0.9%
Processing	(11)	(0.7)%	—%	—%
Solid Waste Price	5,077		4.5%	3.4%
Collection	(11)		—%	—%
Disposal	134		0.1%	0.1%
Processing	(119)		(0.1)%	(0.1)%
Solid Waste Volume	4		—%	—%
Surcharges and other fees	1,634		1.5%	1.0%
Commodity price & volume	(381)		(0.3)%	(0.3)%
Acquisitions	13,403		11.9%	8.9%
Closed landfill	(1,828)		(1.6)%	(1.2)%
Total Solid Waste	17,909		16.0%	11.8%
Organics	3,981			2.6%
Customer Solutions	3,155			2.1%
Recycling Operations:			% of Recycling Operations
Price	(893)		(6.8)%	(0.6)%
Volume	(651)		(5.0)%	(0.4)%
Total Recycling	(1,544)		(11.8)%	(1.0)%
Total Company	$23,501			15.5%
Solid Waste Internalization Rates by Region for the three and twelve months ended December 31, 2018 and 2017 are as follows:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2018	2017	2018	2017
Eastern region	47.8%	58.1%	50.8%	56.2%
Western region	58.9%	76.2%	69.2%	73.7%
Solid waste internalization	53.2%	66.5%	59.2%	64.3%

Components of capital expenditures (i) for the three and twelve months ended December 31, 2018 and 2017 are as follows:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2018	2017	2018	2017
Growth Capital Expenditures	$2,381	$901	$4,260	$3,552
Non-Recurring Capital Expenditures	824	287	4,402	469
Replacement Capital Expenditures:
Landfill development	6,369	7,536	27,709	33,697
Vehicles, machinery, equipment and containers	8,450	10,327	30,287	21,581
Facilities	2,777	1,447	4,985	3,155
Other	590	952	1,589	2,408
Replacement Capital Expenditures	18,186	20,262	64,570	60,841
Capital Expenditures	$21,391	$21,450	$73,232	$64,862

(i)
The Company's capital expenditures are broadly defined as pertaining to either growth, replacement or non-recurring activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Non-recurring capital expenditures are defined as costs of equipment added directly as a result of new business growth related to an acquisition or assumption of significant new customers from a distressed or defunct market participant.